Exhibit 10.2

Exhibit C

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is dated as of February 9, 2023, by and among Compute Health Acquisition Corp., a Delaware corporation (“Acquiror”), the Persons set forth on Schedule I (each, a “Company Stockholder” and, collectively, the “Company Stockholders”), Allurion Technologies Holdings, Inc., a Delaware corporation (“Pubco”), and Allurion Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of Company Shares as are indicated opposite each of their names on Schedule I (all such Company Shares, together with any Company Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Stockholder during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Compute Health Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub I”), Compute Health LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub II”), Pubco and the Company have entered into that certain Business Combination Agreement (as may be amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, as part of the same overall transaction, (a) CPUH is to merge with and into Pubco (the “CPUH Merger”), with Pubco surviving as the publicly-listed company (the “Surviving Corporation”), (b) thereafter, Merger Sub I is to merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Surviving Corporation (the “Intermediate Merger”) and (c) thereafter, the Company is to merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of the Surviving Corporation (collectively with the CPUH Merger and the Intermediate Merger, the “Mergers”), in each case on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
stockholder SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Company Stockholder hereby acknowledges that he, she or it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each Company Stockholder shall be bound by and comply with Sections 5.6 (Exclusive Dealing) in respect of Company Acquisition Proposals and 5.4 (Public Announcements) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) such Company Stockholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 5.6 of the Business Combination Agreement also referred to each such Company Stockholder.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Intermediate Merger Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 7.1 thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Company Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase (or Lien on), deposit into a voting trust or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement/Proxy Statement, the Resale Registration Statement or the Registration Statement (as defined in the Subscription Agreements)) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between the Company Stockholder and any Affiliate of the Company Stockholder, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror a joinder to this Agreement in the form attached hereto as Annex A.

Section 1.3 New Shares. In the event that (a) any Subject Shares are issued to a Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split or sub-division, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Company Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares after the date of this Agreement (including pursuant to the exercise of any option or other applicable equity award), or (c) a Company Stockholder acquires the right to vote or share in the voting of any Subject Shares after the date of this Agreement (collectively, the “New Securities”), then such New Securities acquired or purchased by such Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Stockholder as of the date hereof.

Section 1.4 Company Stockholder Agreements. Hereafter until the Expiration Time, each Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company distributed by the Board of Directors of the Company or otherwise undertaken in connection with or as contemplated by the Business Combination Agreement or the transactions contemplated thereby (which written consent shall be delivered as promptly as reasonably practicable, and in any event within forty-eight (48) hours following the date that the Registration Statement (as contemplated by the Business Combination Agreement) becomes effective), such Company Stockholder shall, if a meeting is held, appear at the meeting (or any adjournment or postponement thereof), in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote on or provide consent with respect to such matter):

(a) to approve and adopt the Business Combination Agreement, the Ancillary Documents to which the Company or Pubco is or will be a party and the transactions contemplated thereby, including the Mergers, and any other matters necessary or reasonably requested by the Company or Pubco for the consummation thereof;

(b) to approve an amendment to the Company Certificate of Incorporation to increase the authorized shares of Company Common Stock to ensure that the Company has authorized and reserved a sufficient number of shares of Company Common Stock for the Convertible Notes Conversion and waive any preemptive rights, antidilution protection, rights of notice or other rights under the Company Certificate of Incorporation, the Company’s Governing Documents or the Stockholder Agreements (as defined below) in connection with such Convertible Notes Conversion;

(c) in any other circumstances upon which a consent, waiver or other approval may be required under the Company’s Governing Documents, under any Company Convertible Notes or Company Warrants, or under any agreements between the Company and its stockholders, including, without limitation, the (i) Fourth Amended and Restated Investors’ Rights Agreement, dated as of July 23, 2021, by and among the Company, Jonathan D. Wecker, Ram Chuttani, Samuel G. Levy and Shantanu K. Gaur (the “Founders”) and the other stockholders party thereto, as amended, (ii) Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of July 23, 2021, by and among the Company, the Founders, The Shantanu K. Gaur Revocable Trust of 2021, The Gaur Family Irrevocable Trust of 2021 and the other stockholders party thereto, as amended, (iii) Amended and Restated Voting Agreement, dated as of July 23, 2021, by and among the Company, the Founders, The Shantanu K. Gaur Revocable Trust of 2021, The Gaur Family Irrevocable Trust of 2021 and the other stockholders party thereto, as amended, (iv) Series D Preferred Stock Purchase Agreement, dated as of July 23, 2021, by and among the Company and the stockholders party thereto, as amended, (v) Series C Management Rights Letter, effective as of January 17, 2017, by and between the Company and Romulus Growth Allurion L.P. and (vi) Letter Agreement, dated as of January 17, 2017, by and between the Company and Romulus Growth Allurion L.P. (the agreements referenced in the preceding clauses (i) through (vi), collectively, the “Stockholders Agreements”), to implement the Business Combination Agreement or any Ancillary Document or any of the transactions contemplated thereby, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of such Company Stockholder’s Subject Shares held at such time in favor thereof;

(d) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or Pubco (other than the Business Combination Agreement and the transactions contemplated thereby, including the Mergers), including any Company Acquisition Proposal; and

(e) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, any Ancillary Document or the transactions contemplated hereby or thereby, including the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company or Pubco under the Business Combination Agreement or any Ancillary Document or (C) result in any of the conditions set forth in Article 6 of the Business Combination Agreement not being fulfilled.

Each Company Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

Without limiting any other rights or remedies of the Company, each Company Stockholder hereby irrevocably appoints the Company or any individual designated by the Company as such Company Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of such Company Stockholder, up to the Expiration Time, to attend on behalf of such Company Stockholder any meeting of the stockholders of the Company with respect to the matters described in this Section 1.4, to include the Subject Shares held in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company, to vote (or cause to be voted) such Subject Shares or consent (or withhold consent) with respect to any of the matters described in this Section 1.4 in connection with any meeting of the stockholders of the Company or any action by written consent by the stockholders of the Company, in each case, only in the event and to the extent that such Company Stockholder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in this Section 1.4. The proxyholder may not exercise the proxy granted pursuant to this Section 1.4 on any matter except those provided in this Section 1.4, and each Company Stockholder may vote its, his or her Subject Shares on all other matters, subject to the other applicable covenants, agreements and obligations set forth in this Agreement. The proxy granted by each Company Stockholder pursuant to this Section 1.4 (i) will be automatically revoked upon the Expiration Time, (ii) is coupled with an interest sufficient in law to support, subject to clause (i), an irrevocable proxy, and (iii) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Company Stockholder and shall revoke any and all prior proxies granted by such Company Stockholder with respect to its Subject Shares. The vote or consent of the proxyholder in accordance with this Section 1.4 and with respect to the matters in this Section 1.4 shall control in the event of any conflict between such vote or consent by such proxyholder and a vote or consent by each Company Stockholder (or any other Person with the power to vote such Company Stockholder’s Subject Shares) with respect to the matters in this Section 1.4.

Section 1.5 Affiliate Agreements. Each Company Stockholder, severally and not jointly, hereby agrees and consents to the termination of each of the Stockholders Agreements and all Related Party Contracts and accounts set forth on Section 5.2(a) of the Company Disclosure Schedules to which such Company Stockholder is party, effective as of the Intermediate Merger Effective Time, without any further obligations or liabilities to the Company and its Affiliates (including, after the Intermediate Merger Effective Time, Pubco).

Section 1.6 Investor Rights Agreement. Each of the Company Stockholders on behalf of himself, herself or itself, agrees that it will deliver, substantially simultaneously with the Intermediate Merger Effective Time, a duly-executed counterpart to the Investor Rights Agreement substantially in the form attached as Exhibit A to the Business Combination Agreement.

Section 1.7 Further Assurances. Each Company Stockholder shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to effect the actions required to consummate the Mergers and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.8 No Inconsistent Agreement. Each Company Stockholder hereby represents and covenants that such Company Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Stockholder’s obligations hereunder.

Section 1.9 No Challenges

. Each Company Stockholder agrees not to (a) exercise any appraisal rights or any dissenters’ rights that such Company Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, including the Mergers, or (b) voluntarily commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub I, Merger Sub II, Pubco, the Company or any of their respective successors, directors or managers, (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any of the Ancillary Documents (including this Agreement) or the Mergers. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Company Stockholder from enforcing such Company Stockholder’s rights under this Agreement and the other agreements entered into in by such Company Stockholder in connection herewith, including such Company Stockholder’s right to receive such Company Stockholder’s portion of the (A) Aggregate Intermediate Merger Closing Merger Consideration and (B) if applicable pursuant to the terms of the Business Combination Agreement, Contingency Consideration, in each case as provided in the Business Combination Agreement.

Section 1.10 Consent to Disclosure. Each Company Stockholder hereby consents to the publication and disclosure in the Registration Statement/Proxy Statement and the Resale Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror, Pubco or the Company to any Governmental Entity or to securityholders of Acquiror or Pubco) of such Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror, Pubco or the Company, a copy of this Agreement. Each Company Stockholder will promptly provide any information reasonably requested by Acquiror, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC), subject to confidentiality obligations that may be applicable to information furnished to the Company or any of the Company’s Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent reasonably possible, the parties hereto shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), to the extent permitted by applicable Law.

Section 1.11 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, each Company Stockholder is entering into this Agreement solely in the Company Stockholder’s capacity as record or beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Company Stockholder to the board of directors of the Company) of the Company Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company, including Pubco prior to the CPUH Merger Effective Time) or other fiduciary capacity for the Company Stockholders.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Stockholders. Each Company Stockholder represents and warrants as of the date hereof to Acquiror and the Company (severally and not jointly, and solely with respect to itself, himself or herself and not with respect to any other Company Stockholder) as follows:

(a) Organization; Due Authorization. If such Company Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Stockholder. If such Company Stockholder is an individual, such Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Stockholder.

(b) Ownership. Such Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Company Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens (a) pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Stockholder Agreements, (iv) the Business Combination Agreement, or (v) any applicable securities Laws or (b) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Company Stockholder to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or the Business Combination Agreement. Such Company Stockholder’s Subject Shares are the only Company Shares owned of record or beneficially by such Company Stockholder on the date of this Agreement, and none of such Company Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Other than as set forth opposite such Company Stockholder’s name on Schedule I, such Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of his, her or its obligations hereunder will not, (i) if such Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Stockholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Stockholder or such Company Stockholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against such Company Stockholder, or to the knowledge of such Company Stockholder threatened against such Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror, the Company and Pubco to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon Acquiror, the Company or Pubco and based on such information as such Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Stockholder acknowledges that Acquiror, the Company and Pubco have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Stockholder are irrevocable.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Stockholder, for which the Company or any of its Affiliates (including Pubco) may become liable.

(g) Acknowledgment. Such Company Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement.

Section 2.2 No Other Representations or Warranties. Except for the representations and warranties made by each Company Stockholder in this ARTICLE II, no Company Stockholder nor any other Person makes any express or implied representation or warranty to Acquiror in connection with this Agreement or the transactions contemplated by this Agreement, and each Company Stockholder expressly disclaims any such other representations or warranties.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Acquiror, the Company, Pubco and each Company Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT. THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 3.4 shall be void.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (a) the other parties hereto have an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 3.6 Amendment; Waiver. This Agreement may not be amended, modified or terminated (other than as provided in Section 3.1), except upon a written agreement executed and delivered by Acquiror, the Company, Pubco and each of the Company Stockholders. Any waiver of any breach of this Agreement extended by Acquiror to a Company Stockholder shall not be construed as a waiver of any rights or remedies of Acquiror with respect to any other Company Stockholder or with respect to any subsequent breach of such Company Stockholder or any other such Company Stockholder. Any waiver of any provisions hereof by any party hereto shall not be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. Notwithstanding the foregoing, (a) Schedule I hereto may be amended by the Company from time to time to add transferees of any Subject Shares in compliance with the terms of this Agreement without the consent of the other parties and (b) Schedule I hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any Additional Company Stockholder who becomes a party to this Agreement in accordance with Section 3.11.

Section 3.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, then all other provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by (a) delivery in person, (b) posting in the United States mail (having been sent registered or certified mail return receipt requested, postage prepaid), (c) FedEx or other nationally recognized overnight delivery service or (d) e-mail (having obtained electronic delivery confirmation thereof, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Acquiror:

Compute Health Acquisition Corp.
1100 North Market Street, 4th Floor
Wilmington, DE 19890
Attention:	Joshua Fink
Jean Nehmé
Email:	jfink@ophir-holdings.com
nehmejean3@gmail.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Howard L. Ellin
Richard Witzel
Email:	Howard.Ellin@skadden.com
Richard.Witzel@skadden.com

If to the Company or Pubco:

c/o Allurion Technologies, Inc.
11 Huron Drive
Natick, MA 01760
Attention:	Chief Executive Officer
Email:	sgaur@allurion.com

with a copy (which will not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:	Danielle M. Lauzon
Paul R. Rosie
E-mail:	dlauzon@goodwinlaw.com
prosie@goodwinlaw.com

If to a Company Stockholder:

To such Company Stockholder’s address set forth in Schedule I with a copy (which will not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:	Danielle M. Lauzon and Paul R. Rosie
E-mail:	dlauzon@goodwinlaw.com, prosie@goodwinlaw.com

Section 3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 3.10 Several Liability. The liability of any Company Stockholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Company Stockholder be liable for any other Company Stockholder’s breach of such other Company Stockholder’s representations, warranties, covenants, or agreements contained in this Agreement.

Section 3.11 Additional Company Stockholders. Notwithstanding anything to the contrary contained herein, in connection with Section 5.24 of the Business Combination Agreement, any stockholder of the Company that is an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) and not a party to this Agreement as of the date hereof (each, an “Additional Company Stockholder”) may become a party to this Agreement after the date hereof by executing and delivering a joinder to this Agreement in the form attached hereto as Annex A to the Company, Pubco and Acquiror, and thereafter such Additional Company Stockholder shall be deemed a “Company Stockholder” for all purposes hereunder. No action or consent by Acquiror, Pubco or the Company shall be required for such joinder to this Agreement by such Additional Company Stockholder (other than that the Company shall update Schedule A hereto to include such Additional Company Stockholder), so long as such Additional Company Stockholder has agreed in writing to be bound by all of the obligations as a “Company Stockholder” hereunder and executed and delivered such joinder to this Agreement in accordance with this Section 3.11.

Section 3.12 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior understandings, agreements, representations or other arrangements, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

Section 3.13 Trust Account Waiver. Each of the Company Stockholders, the Company and Pubco, on behalf of themselves and each of their respective subsidiaries, and each of their respective agents, Representatives and any other person or entity acting on its and their behalf (collectively, “Related Parties”), hereby acknowledges that Acquiror has established a trust account (the “Trust Account”) to hold the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (in each case, including any interest accrued from time to time thereon) for the benefit of Acquiror’s public stockholders and certain other parties. For and in consideration of Acquiror entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company Stockholders, the Company and Pubco, on behalf of itself and its Related Parties, hereby agrees that it shall not, in connection with this Agreement, seek to enforce any right, title or interest in or to, or initiate any action, claim, suit or proceeding of any kind against, the assets held in the Trust Account or the trustee thereof. Acquiror hereby acknowledges that any such claim that any of the Company Stockholders, the Company or their Affiliates may have arising at any time prior to the consummation of the Mergers is not waived or released pursuant to this paragraph but may be preserved and initiated against Acquiror at any time after the consummation of the Mergers, and that nothing in this paragraph shall preclude any claims by any of the Company Stockholders, the Company or any of their Related Parties against (a) Acquiror seeking recourse against any assets of Acquiror other than the Trust Account, or (b) assets released to Acquiror from the Trust Account upon the consummation of the Mergers. This Section 3.12 shall survive any expiration or termination of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Stockholders, Acquiror, Pubco and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDERS:

Amarat Investments Limited

By:	/s/ Ismail Al-Harthi
Name: Ismail Al-Harthi
Title: Authorized Signatory

[Signature Page to Stockholder Support Agreement]

Romulus Growth Allurion L.P.

By:	/s/ Krishna Gupta
Name: Krishna Gupta
Title: General Partner

[Signature Page to Stockholder Support Agreement]

SAMIN CAPITAL LLC

By:	/s/ Krishna Gupta
Name: Krishna Gupta
Title: Manager

[Signature Page to Stockholder Support Agreement]

Shantanu K. Gaur and Neha Gaur, Trustees of THE SHANTANU K. GAUR REVOCABLE TRUST OF 2021

By:	/s/ Shantanu Gaur
	Name:	Shantanu Gaur
	Title:	Trustee

[Signature Page to Stockholder Support Agreement]

Steven M. Burke, Esq. and Neha Gaur, Trustees of THE GAUR FAMILY IRREVOCABLE TRUST OF 2021

By:	/s/ Neha R. Gaur
	Name:	Neha R. Gaur
	Title:	Trustee

[Signature Page to Stockholder Support Agreement]

Romulus Allurion Special Opportunity L.P.

By:	/s/ Krishna Gupta
Name: Krishna Gupta
Title: General Partner

[Signature Page to Stockholder Support Agreement]

Samuel G. Levy

/s/ Samuel G. Levy

[Signature Page to Stockholder Support Agreement]

Ram Chuttani

/s/ Ram Chuttani

[Signature Page to Stockholder Support Agreement]

Michael Davin

/s/ Michael Davin

[Signature Page to Stockholder Support Agreement]

Shantanu K. Gaur

/s/ Shantanu Gaur

[Signature Page to Stockholder Support Agreement]

Todd Zavodnick

/s/ Todd Zavodnick

[Signature Page to Stockholder Support Agreement]

Chris Geberth

/s/ Chris Geberth

[Signature Page to Stockholder Support Agreement]

ACQUIROR:

Compute Health Acquisition Corp.

By:	/s/ Jean Nehme
Name: Jean Nehme
Title: Co-Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

COMPANY:

Allurion Technologies, Inc.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

PUBCO:

ALLURION TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

Schedule I

Company Stockholder Subject Shares

Company Stockholder	Address	Common Stock	Series A-1 Preferred Stock	Series A Preferred Stock	Series B Preferred Stock	Series C Preferred Stock	Series D-1 Preferred Stock	Series D-2 Preferred Stock	Series D-3 Preferred Stock	Options and RSU's Outstanding Under 2010 Stock Incentive Plan	Options and RSU's Outstanding Under 2020 Stock Option and Grant Plan
Amarat Investments Limited	###					1,519,756		913,700
Samuel G. Levy	###	1,514,670								175,000
Romulus Growth Allurion L.P.	###					3,194,528
Ram Chuttani	###	1,700,306								190,000
Michael Davin	###							34,883		135,000	30,000
Shantanu K. Gaur	###									225,000	987,085

[Schedule I to Stockholder Support Agreement]

Company Stockholder	Address	Common Stock	Series A-1 Preferred Stock	Series A Preferred Stock	Series B Preferred Stock	Series C Preferred Stock	Series D-1 Preferred Stock	Series D-2 Preferred Stock	Series D-3 Preferred Stock	Options and RSU's Outstanding Under 2010 Stock Incentive Plan	Options and RSU's Outstanding Under 2020 Stock Option and Grant Plan
Todd Zavodnick	###									90,000	30,000
SAMIN CAPITAL LLC	###							546,240
Shantanu K. Gaur and Neha Gaur, Trustees of THE SHANTANU K. GAUR REVOCABLE TRUST OF 2021	###	1,106,670
Steven M. Burke, Esq. and Neha Gaur, Trustees of THE GAUR FAMILY IRREVOCABLE TRUST OF 2021	###	560,000
Romulus Allurion Special Opportunity L.P.	###					901,126

[Schedule I to Stockholder Support Agreement]

Company Stockholder	Address	Common Stock	Series A-1 Preferred Stock	Series A Preferred Stock	Series B Preferred Stock	Series C Preferred Stock	Series D-1 Preferred Stock	Series D-2 Preferred Stock	Series D-3 Preferred Stock	Options and RSU's Outstanding Under 2010 Stock Incentive Plan	Options and RSU's Outstanding Under 2020 Stock Option and Grant Plan
Chris Geberth	###										319,890

[Schedule I to Stockholder Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholder Support Agreement, dated as of February 9, 2023 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Compute Health Acquisition Corp., a Delaware corporation, Allurion Technologies, Inc., a Delaware corporation, Allurion Technologies Holdings, Inc., a Delaware corporation, and the Company Stockholders set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees, confirms, represents and warrants that he, she or it is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act), or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Exhibit A hereto.

The Joining Party acknowledges and agrees that the shares of Pubco Common Stock that the Joining Party will receive as consideration for his, her or its Subject Shares pursuant to Section 2.1(a)(xv) of the Business Combination Agreement (the “Applicable Pubco Shares”) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Applicable Pubco Shares will not be registered under the Securities Act at the time of issuance and that the Surviving Corporation is not required to register the Applicable Pubco Shares except as set forth in the Business Combination Agreement.  The Joining Party acknowledges and agrees that such Applicable Pubco Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Joining Party absent an effective registration statement under the Securities Act (including the Resale Registration Statement (as defined in the Business Combination Agreement)), except (i) to the Surviving Corporation or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Applicable Pubco Shares shall contain a restrictive legend to such effect. The Joining Party acknowledges and agrees that the Applicable Pubco Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, the Joining Party may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Applicable Pubco Shares and may be required to bear the financial risk of an investment in the Applicable Pubco Shares for an indefinite period of time.  The Joining Party acknowledges and agrees that the Applicable Pubco Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the Commission after the Closing Date (as defined in the Business Combination Agreement). The Joining Party acknowledges and agrees that he, she or it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Applicable Pubco Shares.

[Exhibit A to Stockholder Support Agreement]

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Company Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Company Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date:

By:
Name:
Title:

Address for Notices:

With copies to:

[Exhibit A to Stockholder Support Agreement]

Exhibit A

ELIGIBILITY REPRESENTATIONS OF THE JOINING PARTY

This Annex A should be completed and signed by the Joining Party and constitutes a part of the Joinder Agreement to the Company Support Agreement.

ACCREDITED INVESTOR STATUS (Please check the box)

☒	The Joining Party is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Joining Party has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to the Joining Party and under which the Joining Party accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

[Annex A to Joinder Agreement]

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

Specify which tests:

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

This page should be completed by the Joining Party and constitutes a part of the
Joinder to the Company Support Agreement.

[Annex A to Joinder Agreement]

JOINING PARTY:
Print Name:

By:
Name:
Title:

[Annex A to Joinder Agreement]